                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         NORTHSTAR COMPUTER FORMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                        NORTHSTAR COMPUTER FORMS, INC.
                          7130 Northland Circle North
                         Brooklyn Park, Minnesota 55428

                      NOTICE OF ANNUAL SHAREHOLDERS MEETING
                            TO BE HELD APRIL 8, 1999

TO:  The Shareholders of Northstar Computer Forms, Inc.:

         The annual meeting of the shareholders will be held at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota 55402, on Thursday, April 8, 1999, at 3:30 p.m. for the following purposes:

         1. To elect a Board of six directors, each to hold office until the next Annual Shareholders Meeting or until their successors are elected;

         2. To consider and act upon a proposal to amend the Company's Outside Directors Stock Option Plan to permit the granting of additional options to directors and to add an additional 100,000 shares of Common Stock for issuance thereunder;

         3. To consider and act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ended October 31, 1999; and

         4. To take action on any other business that may properly come before the meeting.

The Board of Directors has fixed the close of business on February 19, 1999 as the record date for the determination of shareholders entitled to vote at the meeting and any adjournment thereof.

                                       BY ORDER OF THE BOARD OF DIRECTORS




                                       Roger T. Bredesen, Chairman

                                                         Minneapolis, Minnesota
                                                                  March 4, 1999


TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                         NORTHSTAR COMPUTER FORMS, INC.

                           7130 NORTHLAND CIRCLE NORTH
                         BROOKLYN PARK, MINNESOTA 55428

         --------------------------------------------------------------

                                 PROXY STATEMENT

                                  MARCH 4, 1999

                                 GENERAL MATTERS

SOLICITATION OF PROXIES

         This Proxy Statement, mailed on or about March 4, 1999, is furnished to shareholders of Northstar Computer Forms, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on Thursday, April 8, 1999, or any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, special communications or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

VOTING, EXECUTION AND REVOCATION OF PROXIES

         Only stockholders of record at the close of business on February 19, 1999, will be entitled to vote. As of that date, the Company had 2,728,586 shares of Common Stock outstanding and entitled to vote. Each shareholder is entitled to one vote for each share registered in his or her name. Cumulative voting is not permitted.

         If a proxy is properly executed and returned on time in the form enclosed, it will be voted at the meeting as specified. Where specification has not been made, it will be voted FOR the election of the nominees for Director, FOR the proposal to amend and increase the number of shares issuable pursuant to the Company's Outside Directors Stock Option Plan, FOR ratification of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending October 31, 1999, and will be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting. The presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote at the Annual Meeting of Shareholders, or 1,364,293 shares, constitutes a quorum for the transaction of business.

         A list of those shareholders entitled to vote at the Annual Meeting will be available for a period of 10 days prior to the Annual Meeting for examination by any shareholder at the Company's principal executive offices, 7130 Northland Circle North, Brooklyn Park, Minnesota, and at the Annual Meeting itself.

         Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted.

                         SECURITY OWNERSHIP OF PRINCIPAL
                             HOLDERS AND MANAGEMENT

         The following table sets forth as of January 1, 1999, the number of shares of Common Stock beneficially owned by each person known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Company's capital stock, by each director and by all executive officers and directors as a group. Except as otherwise indicated, the persons listed possess all voting and investment power with respect to the shares listed for them.


NAME AND ADDRESS                            AMOUNT AND NATURE OF
OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP                     PERCENT OF CLASS
-------------------                         --------------------                     ----------------
Roger T. Bredesen                             211,698 Shares (1)                         7.5%
7130 Northland Circle North
Brooklyn Park, MN  55428

Roger T. Bredesen                             214,800 Shares                             7.6%
Income Trust A dated
June 29, 1990
E. Burke Hinds, Trustee
100 So. 5th Street, Suite 1100
Minneapolis, MN  55402

Roger T. Bredesen                             214,800 Shares                             7.6%
Income Trust B dated
June 29, 1990
Clarence J. Hynes, Trustee
1433 Utica Avenue So.
Minneapolis, MN  55416

E. Fay Bredesen Income Trust                  223,105 Shares                             7.9%
dated June 29, 1990
Wendall J. Davidson, Trustee
11931 54th Avenue So.
Minneapolis, MN  55442


                                      3


NAME AND ADDRESS                            AMOUNT AND NATURE OF
OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP                     PERCENT OF CLASS
-------------------                         --------------------                     ----------------
E. Fay Bredesen 1996 Annuity                  168,997 Shares                             6.0%
Trust U/A dated December 20, 1996
E. Fay Bredesen and E. Burke
Hinds, Trustees
100 So. Fifth Street, Suite 1100
Minneapolis, MN  55402

E. Burke Hinds                                428,140 Shares (2)                        15.2%
100 So. Fifth Street, Suite 1100
Minneapolis, MN  55402

John Mutschler                                  8,500 Shares (3)                          *
7130 Northland Circle North
Brooklyn Park, MN  55428

Kenneth E. Overstreet                         102,214 Shares (4)                         3.6%
7130 Northland Circle North
Brooklyn Park, MN  55428

J.S. Braun                                     13,999 Shares (5)                          *
8000 Townline Avenue So.
Minneapolis, MN  55439

Roy W. Terwilliger                              6,000 Shares (6)                          *
P. O. Box 444005
Eden Prairie, MN  55344

Dr. Lester A. Wanninger                         4,000 Shares (7)                          *
395 Hubert H. Humphrey Building
271 19th Avenue South
Minneapolis, MN  55455

All executive officers (4)
and directors as a group
(9 individuals)                               404,284 Shares (1, 3-8)                   14.4%
---------------------------------

* Represents less than 1%

(1) Includes 44,343 shares held in an annuity trust, 8,156 shares in a revocable trust and 14,199 shares held in the Company's Profit Sharing Plan and Trust in a segregated directed account.
(2) Represents 214,800 shares beneficially owned by the Roger T. Bredesen Income Trust A dated June 29, 1990, 168,997 shares beneficially owned by the E. Fay Bredesen 1996 Annuity Trust U/A dated December 20, 1996 and 44,343 shares beneficially owned by the Roger T. Bredesen 1996 Annuity Trust U/A dated December 20, 1996, as to all of which trusts Mr. Hinds serves as trustee.
(3)      Includes 7,000 shares owned by Mr. Mutschler's spouse.

(4) Includes 58,998 shares issuable upon exercise of currently exercisable options and 3,216 shares held in the Company's Profit Sharing Plan and Trust in a segregated directed account.
(5) Includes 10,000 shares issuable upon exercise of currently exercisable options.
(6)      Consists of 6,000 shares issuable under currently exercisable options.
(7) Consists of 4,000 shares issuable upon exercise of currently exercisable options.
(8) Includes 19,800 shares issuable to three officers upon exercise of currently exercisable options.


                              ELECTION OF DIRECTORS

                       NOMINEES FOR ELECTION AS DIRECTORS

         The Board of Directors currently consists of six persons. Each Director will be elected to serve until the Annual Meeting of Shareholders to be held in 2000 or until a successor is elected and qualified. Vacancies and newly-created directorships resulting from an increase of the number of Directors may be filled by a majority of the Directors then in office and the Directors so chosen will hold office until the next election.

         The Board of Directors has nominated for election Roger T. Bredesen, John G. Mutschler, J.S. Braun, Kenneth E. Overstreet, Roy W. Terwilliger and Dr. Lester A. Wanninger. It is intended that proxies accompanying this Proxy Statement will be voted at the 1999 Annual Meeting FOR the election to the Board of all of these individuals. The Board of Directors believes that each nominee will be able to serve, but should any nominee be unable to serve as a Director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

         The Board recommends a vote FOR the election of the nominees for director.

         The following information is furnished with respect to each nominee as of January 31, 1999:


                                     PRINCIPAL OCCUPATION AND BUSINESS
NAME AND AGE                         EXPERIENCE FOR THE PAST 5 YEARS                            DIRECTOR SINCE
------------                         -------------------------------                            --------------
Roger T. Bredesen, 72                Chief Executive Officer and Chairman of                            1964
                                     the Board of Directors of the Company
                                     since its incorporation in 1964. Until 1994,
                                     Mr. Bredesen was also President of the
                                     Company, a position he held since founding
                                     the Company.


                                      5

                                     PRINCIPAL OCCUPATION AND BUSINESS
NAME AND AGE                         EXPERIENCE FOR THE PAST 5 YEARS                            DIRECTOR SINCE
------------                         -------------------------------                            --------------
John G. Mutschler, 70                Director of the Company since 1972.  Mr.                           1972
                                     Mutschler is an attorney in Minnesota, and
                                     since 1958 has been the President of John G.
                                     Mutschler & Associates, Inc., a firm which
                                     designs and administers qualified pension
                                     and profit-sharing plans for businesses in
                                     Minnesota and adjacent states.  He has also
                                     been the President of JGM Agency, Inc., a
                                     firm engaged in the management of real estate,
                                     since 1980.

J.S. Braun, 66                       Director of the Company since 1992.  Mr. Braun                      1992
                                     is the Chairman of Braun Intertec Corporation,
                                     an engineering and environmental consulting firm
                                     that he founded in 1957, Board member of
                                     Community Bank Group and Vice Chairman of
                                     a joint venture firm in China, Yucai-Braun Intertec.

Kenneth E. Overstreet, 57            Director of the Company since 1993. Since
                                     December 1994, Mr. Overstreet has been the                         1993
                                     President of the Company.  From 1989 to 1994, he
                                     was the Executive Vice President of the Company.

Roy W. Terwilliger, 61               Director of the Company since 1994. Since 1992,                    1994
                                     Mr. Terwilliger has been a Minnesota Senator in
                                     District 42.  Since 1989, Mr. Terwilliger has been
                                     President of Community Bank Group, Inc. of Eden
                                     Prairie, Minnesota.

Dr. Lester A. Wanninger, 61          Director of the Company since 1996.  Since 1989,                   1996
                                     Dr. Wanninger has been a faculty member and
                                     coordinator of extension classes in Information
                                     and Decision Sciences at the Carlson School
                                     of Management of the University of Minnesota.
                                     Dr. Wanninger has a Ph.D. in chemical engineering.

BOARD OF DIRECTORS AND COMMITTEES

         MEETINGS. During the fiscal year ended October 31, 1998, there were seven meetings of the Board of Directors. All of the meetings were attended by every director except for two by Mr. Braun.

         BOARD COMMITTEES. The Board of Directors has established both an Audit Committee and a Compensation Committee.

         The Audit Committee acts as a liaison between the Company's outside auditing firm and Company management and, in connection therewith, may (i) recommend to the Board of Directors an annual selection or retention of the Company's outside auditing firm, (ii) communicate with the Company's outside auditing firm concerning matters of accounting and auditing policy which such firm may desire to discuss with other than Company management, and (iii) review and recommend to Company management improvements in the Company's accounting and auditing procedures. The members of the Audit Committee in fiscal 1998 consisted of Mr. Mutschler and Dr. Wanninger. The Audit Committee held one meeting during the 1998 fiscal year.

         The Compensation Committee makes recommendations to the Board of Directors respecting the sufficiency and adequacy of the Company's compensation programs for management and other key employees, including (i) salary and bonus programs, (ii) incentive and other stock option programs (including the recommendation of persons who should receive options and the exercise price and other terms therefor), and (iii) other perquisites. The members of the Compensation Committee consist of Messrs. Braun, Mutschler and Terwilliger. One meeting was held in the fiscal year ended October 31, 1998, at which all members of the Compensation Committee were in attendance. The Compensation Committee's Report on Executive Compensation is contained below in this Proxy Statement.

         REMUNERATION OF DIRECTORS. Directors receive annual directors' fees of $3,000 plus $800 per meeting attended (except for the Chairmen of the Compensation and Audit Committees, who are paid $1,000 per meeting attended). In addition, directors of the Company receive options to purchase an aggregate of 10,000 shares of the Company's Common Stock at a purchase price equal to the closing price of the Common Stock on the date of grant.

         The options are granted on the date a director is elected to the Board and vest and become exercisable over a five year period at the rate of twenty percent (20%) per year commencing one year from the date of grant. Mr. Terwilliger and Dr. Wanninger were granted their options under the Company's Outside Directors Stock Option Plan (the "Directors Plan") which provides formula grants of stock options to outside (non-employee) directors ("Outside Directors"). Options granted under the Directors Plan expire at the earlier of (i) ten years from the date of grant, or (ii) one year after the Outside Director ceases to be a member of the Board.

         The Board of Directors is proposing that the Directors Plan be expanded to permit the granting of additional options to the Outside Directors as one of the proposals for the 1999 Annual Meeting.


                             EXECUTIVE COMPENSATION

         The following table summarizes the cash and non-cash compensation paid to or earned by the Company's Chief Executive Officer and its three other executive officers during the past three fiscal years whose annual salary and bonus exceeded $100,000 during the Company's fiscal year ended October 31, 1998.

                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
      NAME AND                FISCAL                                                                 ALL OTHER
      PRINCIPAL             YEAR ENDED        ANNUAL COMPENSATION      LONG-TERM COMPENSATION      COMPENSATION
      POSITION              OCTOBER 31,                                                                ($)(1)
                                           ------------------------- ---------------------------
                                           SALARY ($)    BONUS ($)      AWARDS OF OPTIONS (#)
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                              1998             200,000       25,000             -0-                        86,987(2)
                        ------------------ ------------ ------------ --------------------------- -----------------
Roger T. Bredesen,
Chairman of                   1997             200,000       50,000             -0-                        87,799(2)
the Board and Chief
Executive Officer
                        ------------------ ------------ ------------ --------------------------- -----------------
                              1996             180,726       25,000             -0-                         5,008
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                              1998             180,000       38,924             -0-                        28,429(3)
                        ------------------ ------------ ------------ --------------------------- -----------------
Kenneth E.
Overstreet,                   1997             160,000       64,382             -0-                        20,573(3)
President and
Director
                        ------------------ ------------ ------------ --------------------------- -----------------
                              1996             122,894       28,198             -0-                        19,897
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                              1998              90,000       17,060             -0-                        13,853
                        ------------------ ------------ ------------ --------------------------- -----------------
Mary Ann Morin,               1997              84,929       30,546             -0-                        15,353
Treasurer and Chief
Financial Officer
                        ------------------ ------------ ------------ --------------------------- -----------------
                              1996              67,597       11,621             6,000                      15,064
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                              1998             106,000       11,766             -0-                         7,171
                        ------------------ ------------ ------------ --------------------------- -----------------
Stanley Klarenbeek,           1997              76,657       27,652            20,000                       4,664
Vice President, Sales
and Marketing
Internal Bank Forms
                        ------------------ ------------ ------------ --------------------------- -----------------
                              1996              70,150       16,130             6,000                       4,931
----------------------- ------------------ ------------ ------------ --------------------------- -----------------
----------------------- ------------------ ------------ ------------ --------------------------- -----------------

(1) Other compensation includes contributions under the Company's Profit Sharing Plan and Trust ($8,641, $8,641, $5,428 and $7,171 in 1998 to
         each of Messrs./Ms. Bredesen, Overstreet, Morin and Klarenbeek, respectively) and the value of deferred compensation benefits under the Company's Deferred Compensation Plan ($8,938 and $8,425 in 1998 for Mr. Overstreet and Ms. Morin, respectively).

(2) Also includes amounts paid as deferred compensation pursuant to an annual deferred compensation benefit established pursuant to Mr. Bredesen's employment agreement with the Company ($67,496 in 1998 and $65,786 in 1997) and directors' fees.

(3)      Also includes amounts paid as directors' fees.

STOCK OPTIONS

         The following table summarizes the value of the unexercised options held by the executive officers named in the Summary Compensation Table as of October 31, 1998:

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                                                          VALUE OF UNEXERCISED
                                SHARES                     NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS AT
                             ACQUIRED ON    VALUE        OPTIONS AT FISCAL YEAR-END          FISCAL YEAR-END
     NAME                     EXERCISE(1)    REALIZED    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE(2)
--------------------------------------------------------------------------------------------------------------------
Roger T. Bredesen               10,000       $32,500                             0/0                            0/0
--------------------------------------------------------------------------------------------------------------------
Kenneth Overstreet              40,000       162,520                  58,998/11,002(3)               $152,399/24,250
--------------------------------------------------------------------------------------------------------------------
Mary Ann Morin                   N/A           N/A                     12,600/5,400(4)                 $30,213/6,507
--------------------------------------------------------------------------------------------------------------------
Stanley Klarenbeek              2,250        $23,063                   3,600/35,400(4)                  $4,338/6,507
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

(1) Price and number of shares adjusted for May 13, 1998 3 for 2 stock split.

(2) Value of unexercised options is calculated by determining the difference between the fair market value of the shares underlying the options at October 31, 1998 and the exercise price of the options.

(3) Consists of options to purchase 10,000 shares for serving on the Board of Directors, and 60,000 shares under the Company's 1994 Employees Incentive Stock Option Plan (the "1994 Plan").

(4)      Granted pursuant to the 1994 Plan.

EMPLOYMENT AGREEMENTS

         The Company entered into an employment agreement with Roger T. Bredesen, its Chief Executive Officer, effective December 17, 1986, to serve in such capacity until terminated by one of the parties upon 90 days notice. Mr. Bredesen's annual base salary under the employment agreement is adjusted annually by the Compensation Committee of the Board of Directors (in 1998, Mr. Bredesen's base salary was $200,000). The employment agreement also establishes a ten year deferred compensation arrangement under which Mr. Bredesen began receiving payments in November 1996 and pursuant to which he received $67,494.00 for 1998.

         The Company entered into an employment agreement with Kenneth E. Overstreet, its President, effective May 10, 1989, to serve originally as its Executive Vice President until terminated by one of the parties. Mr. Overstreet's annual base salary under the employment agreement is adjusted annually by the Compensation Committee of the Board of Directors (in 1998, Mr. Overstreet's base salary was $180,000). The employment agreement also granted to Mr. Overstreet an option to purchase 40,000 shares of the Company's Common Stock at a purchase price of $3.00 per share, which was exercised during the Company's 1998 fiscal year. Mr. Overstreet has agreed not to compete with the Company for a period of two years after the termination of his employment.

         The Company and/or GFS have also entered into employment agreements with each of Mary Ann Morin and Stanley Klarenbeek, effective January 3, 1989, and May 1, 1990, respectively, to serve as officers of the Company and GFS (as appropriate) until terminated by one of the parties. Each officer's annual base salary under their respective employment agreements is adjusted annually by the Compensation Committee of the Board of Directors (in 1998, Ms. Morin's and Mr. Klarenbeek's base salary was $90,000 and $106,000, respectively). Under the employment agreements, each has agreed not to compete with the Company and/or GFS, as appropriate, for a period of two years after the termination of his or her employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         OVERVIEW, PHILOSOPHY AND OBJECTIVES

         The Compensation Committee of the Board of Directors, composed of three non-employee directors, is responsible for determining and periodically evaluating various levels and methods of compensating the Company's employees, directors and officers. The Committee recommends, on an annual basis, the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. Such recommendations are then discussed by the Board of Directors, which is ultimately responsible for incentive compensation. The Committee also evaluates and oversees other, more broadly based benefit programs of the Company. The objective of the Compensation Committee is to establish a compensation program for executive officers that will motivate and retain management, recognize and reward individual performance, and align the financial interests of the executive officers with the success of the Company.

         EXECUTIVE OFFICER COMPENSATION

         The Company's executive officer compensation, including that of the Chief Executive Officer, consists of base salary, annual cash bonuses, long term incentive compensation in the form of stock options and other long term deferred compensation. Executive officers are also entitled to participate in various benefits offered to all of the Company's employees such as profit sharing plan contributions.

         BASE SALARY. The Compensation Committee meets in December of each year to recommend executive officer base salaries for the succeeding calendar year. Base salary decisions are based on what the Committee believes is reasonable in light of each executive's individual performance, the financial results of the Company for the preceding fiscal year, compensation paid to executive officers in prior years and compensation being paid to executive officers of companies similar (in terms of size, type of business, etc.) to the Company.

         ANNUAL CASH BONUS. In addition to base compensation, the Committee reviews an annual bonus pool pursuant to a formula (previously adopted by the Board) based on return on shareholders equity. For 1998, the pool consisted of 4.625% of the Company's fiscal year net income before taxes, profit sharing, bonus and deferred compensation up to 15% return on shareholders equity plus 8% of its net income above a 15% return on shareholder's equity. After calculating this amount, which for fiscal 1998 was an aggregate of $203,805, the Chief Executive Officer then divides this pool among the executive officers and other employees over a specified seniority level pursuant to a point system which allocates points among participants according to their level of responsibility. The Chief Executive Officer adds up the number of points assigned to all participants in the bonus pool and divides that total into the amount of the bonus pool yielding a bonus amount per point. For example, Kenneth E. Overstreet was allocated 2,881 points in fiscal 1998 and the least senior employee in the pool was allocated 82 points. All employees participating in the bonus program were allocated a total of 15,085 points, yielding a bonus amount per point of $13.51, which, in Mr. Overstreet's case, translated to a bonus of $38,924. The

Committee has the discretion, which it has exercised in prior years, to adjust the aggregate amount of the bonus pool upwards or downwards.

         STOCK OPTION PLAN. The Company also grants stock options under the shareholder-approved 1994 Employees' Incentive Stock Option Plan to executive officers, key personnel and other employees as long term incentive compensation. Currently, 248,575 shares of common stock are reserved for issuance upon exercise of options granted under the 1994 Plan (out of a total of 500,575 shares available under the 1994 Plan). Options are granted at prices equal to the fair market value of the Company's Common Stock on the date of grant. The Committee encourages the use of stock options as a component of compensation because it believes that options most closely tie executive officer compensation to the financial performance of the Company, as evidenced by its stock price. In fiscal 1998, the Company awarded no options to its executive officers.

         CHIEF EXECUTIVE OFFICER COMPENSATION.

         Roger Bredesen is the founder of the Company and has been its Chief Executive Officer since its inception in 1962. Mr. Bredesen's base salary for fiscal 1998 and 1997 was $200,000. Mr. Bredesen was granted a bonus of $25,000 in fiscal 1998, which bonus was subjectively determined and recommended by the Committee and not based on the annual bonus formula specified above. Mr. Bredesen also received an aggregate of $67,496 in deferred compensation pursuant to his employment agreement with the Company, which provides for payments to be paid over 10 years at a rate which is subject to adjustment annually based upon changes in the Consumer Price Index. Mr. Bredesen began receiving these payments in November 1996.

         The Compensation Committee will continue to evaluate the Company's executive officer compensation program to ensure that it continues to be reasonable, performance-based and consistent with the Company's overall compensation objectives.


                     SUBMITTED BY THE COMPENSATION COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS:

                           John G. Mutschler, Chairman
                                   J.S. Braun
                               Roy W. Terwilliger

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION AND COMPENSATION DECISIONS

         As noted above, the Company's Compensation Committee consists of John G. Mutschler, Chairman, J.S. Braun and Roy W. Terwilliger. No executive officer of the Company is a member of the Compensation Committee.

COMPARATIVE STOCK PERFORMANCE

         The graph below compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return of the Dow Jones Publishing Index (consisting of a group of 12 companies) (the "Industry Index") and the Nasdaq Stock Market (the "Nasdaq Index").

                                     [GRAPH]



                         10-93          10-94          10-95           10-96          10-97          10-98
Nasdaq                   $100           $100           $135            $160            $210           $235
NSCF                     $100           $109           $123            $133            $280           $170
Dow Jones
Publishing Index         $100           $ 99           $117            $141            $187           $209

Assumes $100 invested in close of trading on the last trading day preceding the first day of the fifth preceding year in the Company's Common Stock, the Industry Index, and the Nasdaq Index. The cumulative total return assumes the reinvestment of dividends.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         To the knowledge of the Company, based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended October 31, 1998, pursuant to Rule 16(a)-3(e) of the Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended, and forms 5 and amendments thereto furnished to the Company with respect to its fiscal year ended October 31, 1998, no one failed to file, on a timely basis, such filings for the Company's 1998 fiscal year.

                          TRANSACTIONS WITH MANAGEMENT

         Effective August 1997, the Company leased its Roseville, Minnesota facility from two trusts controlled by Roger T. Bredesen and his spouse, E. Fay Bredesen. The facility is rented at an annual rate of $191,000 (for the first three Lease years and then escalates based on various price indices thereafter) plus taxes, utilities, insurance, certain repair and maintenance obligations and other operating costs for the property. The initial term of the Lease is 10 years with the Company having the right to extend the term for two additional periods of five years each.

                PROPOSAL TO AMEND THE COMPANY'S OUTSIDE DIRECTORS
                   STOCK OPTION PLAN TO PERMIT THE GRANTING OF
            ADDITIONAL OPTIONS TO DIRECTORS AND TO ADD AN ADDITIONAL
             100,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER

         The Board of Directors and the Compensation Committee have determined that it is in the best interest of the Company and its shareholders to amend the Company's Outside Directors Stock Option Plan (the "Directors Plan") to permit the granting of additional options to directors and to add an additional 100,000 shares of Common Stock for issuance pursuant to the Directors Plan.

         The original purpose of the Directors Plan was to create a mechanism by which new directors would receive options equal to those previously granted to existing directors without running afoul of the "disinterested administration" rules of the securities laws, which enabled "Outside Directors" (meaning directors who are not employees of the Company) to receive options without being disqualified from being deemed "disinterested directors" for purposes of serving on the Compensation Committee and administering other benefit plans of the Company. These regulations were changed in 1996 to permit directors to receive discretionary grants of options under certain kinds of plans or arrangements as long as such grants are approved under specified circumstances.

         The Directors Plan currently provides for formula grants of options to Outside Directors. The options granted under the Directors Plan are non-statutory stock options, meaning options which do not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Pursuant to the Directors Plan, each Outside Director elected to the Board during or after 1993 receives an option to purchase 10,000 shares of Common Stock at a purchase price equal to the closing price of the Common Stock on the date of grant, as listed in the newspaper. The only directors who have received grants under the Directors Plan are Mr. Terwilliger and Dr. Wanninger.

         The proposed amendments would create two different operative sections for the Directors Plan; one continuing to provide for formula grants of options for directors elected after 1993 and the other permitting discretionary grants of options to all Outside Directors. The Directors Plan, which was previously administered by the Chief Financial Officer (because it was non-discretionary), will now be administered by the Compensation Committee. Formula options granted under the Directors Plan vest and become exercisable over a five year period at the rate of 20% per year commencing one year from the date of grant, and expire at the earlier of (i) 10 years from the date of grant, or (ii) one year after the Outside Director ceases to be a member of the Board. Discretionary Options granted under the Directors Plan will not necessarily be subject to any vesting or expiration, but will likely follow the same such provisions as formula grants.

         All Options granted under the Directors Plan are exercisable at the fair market value of the Company's Common Stock on the date of grant and may not be transferred except pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code of 1986, as amended) or the laws of descent and distribution. The number of shares reserved for issuance under the Directors Plan is being increased by an additional 100,000 shares to accommodate current and possible future grants.

         The Compensation Commitee has made a discretionary grant to each Outside Director of options to purchase 10,000 shares (the "1999 Grants") contingent on approval of the amendment to the Directors Plan. The 1999 Grants have the same terms as the formula grants (vest over a period of five years and expire at the earlier of ten years from the date of grant or one year after ceasing to serve as a director) and are exercisable at $8.00 per share. The Compensation Commitee also granted an option to Kenneth E. Overstreet (who is not an Outside Director) to purchase 5,000 shares under the 1994 Plan.

         The Board recommends a vote FOR the proposal to amend the Directors Plan to permit the granting of additional options to directors and to increase the number of shares of Common Stock issuable thereunder.


                     SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors, upon the recommendation of its Audit Committee, has selected PricewaterhouseCoopers LLP as independent accountants to examine the accounts of the Company for the fiscal year ending October 31, 1999, and to perform other accounting services. PricewaterhouseCoopers has acted as independent accountants of the Company since 1984. Representatives of PricewaterhouseCoopers are expected to be present at the 1999 Annual Meeting.

         The Board recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers.

                              SHAREHOLDER PROPOSALS

         The rules of the Securities and Exchange Commission permit shareholders of the Company, after notice to the Company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Northstar Computer Forms, Inc. 2000 Annual Meeting of Shareholders is expected to be held on or about April 7, 2000, and proxy materials in connection with that meeting are expected to be mailed on or about March 1, 2000. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before December 1, 1999.

                                 OTHER PROPOSALS

         The Board of Directors of the Company does not intend to present any business at the meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business to come before the meeting.


                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Roger T. Bredesen, Chairman

                                 AMENDMENT NO. 1 TO
                           NORTHSTAR COMPUTER FORMS, INC.
                        OUTSIDE DIRECTORS STOCK OPTION PLAN

       THIS AMENDMENT NO. 1 (the "Amendment") to the Northstar Computer Forms, Inc. Outside Directors Stock Option Plan (the "Directors Plan"), is effective the 5th day of February, 1999, and has been approved by appropriate action of the Board of Directors (the "Board") of Northstar Computer Forms, Inc., a Minnesota corporation (the "Company"). Capitalized terms not otherwise defined herein shall have the meanings specified in the Directors Plan.

       WHEREAS, the Board has determined that it is in the best interests of the Company to amend the Directors Plan pursuant to this Amendment to, among other things, make certain adjustments to the number of shares specified therein to accommodate the Company's three for two stock split effective May 13, 1998 (the "Stock Split"), permit the granting of additional options to directors and to increase the number of shares of Common Stock for issuance thereunder.

       NOW, THEREFORE, The Directors Plan is hereby amended as follows:

       1. SECTION 2.7- OPTION. Section 2.7 of the Directors Plan is amended to read in its entirety as follows:

              2.7 "OPTION" means a right to purchase Common Stock granted to an Outside Director under this Plan that does not qualify as an incentive stock option under Section 422 of the Code. Options may be either Formula Options or Discretionary Options.

       2. SECTION 2- ADDITIONAL DEFINITIONS. New Sections 2.12 and 2.13 are hereby added to the Directors Plan and read in their entirety as follows:

              2.12   "DISCRETIONARY OPTION" means an Option granted pursuant to
       Section 5A of the Plan, which is granted at the discretion of the Administrator.

              2.13   "FORMULA OPTION" means an Option granted pursuant to
       Section 5 of the Plan, as amended.

       3. SECTION 3- ADMINISTRATION OF THE PLAN. Section 3 of the Directors Plan is amended to read in its entirety as follows:

              3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Company's Compensation Committee (the "Administrator"), who shall be responsible for overseeing that the terms and conditions of the Plan are complied with and that grants are made to Outside Directors at the proper times and in the proper amounts as are required hereunder with respect to Formula Options and properly implemented with respect to Discretionary Options. The Administrator shall have the power and authority to make grants of Discretionary Options to Outside Directors from time to time pursuant to the terms of the Plan, including the power to determine the number of shares to be covered by each such award granted hereunder and the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any vesting schedule or restriction on any Option and/or the shares of Common Stock relating thereto). The Administrator shall have no discretion with respect to Formula Options.

              The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Administrator may delegate its authority to officers of the Company for the purpose of implementing any aspect of the Plan.

       4. SECTION 4- COMMON STOCK SUBJECT TO THE PLAN. Section 4.1 of the Directors Plan is amended to increase the number of shares specified therein from 50,000 (after giving effect to the Stock Split) to 150,000.

       5. SECTION 5- FORMULA OPTIONS. The title of Section 5 of the Directors Plan is hereby amended to read in its entirety as follows: "Section
5. Terms and Conditions of Formula Options." References to "Options" throughout that Section of the Directors Plan shall hereinafter be deemed to be Formula Options.

       6. SECTION 5.1(b)- NUMBER OF FORMULA OPTIONS. The number of Formula Options to be granted to newly elected Outside Directors pursuant to
Section 5.1(b) of the Directors Plan is hereby changed from 6,667 to 10,000, in order to give effect to the Stock Split.

       7. NEW SECTION 5A- TERMS AND CONDITIONS OF DISCRETIONARY OPTIONS. A new Section 5A is hereby added to the Directors Plan and reads in its entirety as follows:

              5A.    TERMS AND CONDITIONS OF DISCRETIONARY OPTIONS

              5A.1   GRANT.  Subject to the terms and conditions of the Plan,
       the Administrator shall have the discretion and authority to grant Discretionary Options to each Outside Director who is not, on the date such Option would be granted, the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 5% of the outstanding Common Stock, on the terms and conditions set forth in this Section 5A. The terms and conditions of the Discretionary Options shall be as specified in a resolution approved by the Administrator or a stock option grant agreement entered into between an authorized representative of the Administrator and an Outside Director and may contain or vary any of the provisions specified in this Section 5A (except for Section 5A.2).

              5A.2   EXERCISE PRICE.  The exercise price for all Discretionary
       Options granted hereunder shall be equal to the Fair Market Value of the Common Stock on the Grant Date.

              5A.3   VESTING OF OPTIONS.  Unless otherwise specified by the
       Administrator, and subject to the provisions of Section 5A-4 hereof, Discretionary Options granted hereunder shall vest over a five year period at the rate of 20% per year, commencing one year from the Grant Date.

              5A.4   DURATION. Unless otherwise specified by the
       Administrator, each Discretionary Option granted to an Outside Director pursuant to this Plan and all rights to purchase Common Stock thereunder shall terminate on the earliest of:

              (a)    Ten years after the date such Option is granted; or

              (b) The expiration of the period specified in Section 6, whichever is applicable, after an Outside Director ceases to be a member of the Board.

       In no event shall a Discretionary Option be exercisable at any time after its original expiration date.

              5A.5   MANNER OF EXERCISE. Unless otherwise specified by the
       Administrator, a Discretionary Option may be exercised by an Outside Director in whole or in part from time to time, subject to the conditions contained herein, by delivery, in person or through certified or registered mail, of written notice of exercise to the Company at its principal executive office (Attention: Chief Financial Officer), and by paying in full the total Option exercise price for the shares of Common Stock purchased. Such notice shall be in a form satisfactory to the Administrator and shall specify the particular Option (or portion thereof) that is being exercised and the number of shares with respect to which the Option is being exercised. The exercise of the Option shall be deemed effective upon receipt of such notice and payment complying with the terms of the Plan. As soon as practicable after the effective exercise of the Option, the Outside Director shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to the Outside Director one or more duly issued stock certificates evidencing such ownership. If an Outside Director exercises any Discretionary Option with respect to some, but not all, of the shares of Common Stock subject to such Option, the right to exercise such Option with respect to the remaining shares shall continue until it expires or terminates in accordance with its terms. A Discretionary Option shall only be exercisable with respect to whole shares.

              5A.6   PAYMENT OF EXERCISE PRICE.  The total purchase price of
       the shares to be purchased upon exercise of a Discretionary Option may be paid entirely in cash (including check, bank draft or money order) or in whole or in part, by transfer from the Outside Director to the Company of Previously Acquired Shares. In the event the Outside Director pays the purchase price of a Discretionary Option in whole or in part with Previously Acquired Shares, the value of such shares shall be equal to their Fair Market Value on the date of exercise of the Option.

              5A.7   RIGHTS AS A SHAREHOLDER.  No Outside Directors shall
       have any rights as a shareholder with respect to any shares of Common Stock covered by a Discretionary Option until the Outside Director shall have become the holder of record of such shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date the Outside Director becomes the holder of record of such shares.

       8. SECTION 6- TERMINATION OF SERVICE ON THE BOARD. The reference in this Section to Section 5.4(a) is amended to refer to both Section 5.4(a) and Section 5A.4(a).

       9. REMAINDER OF DIRECTORS PLAN STILL IN EFFECT. Except as specifically amended hereby, all other provisions of the Directors Plan shall remain in full force and effect.

       10. RESTATEMENT OF DIRECTORS PLAN. The Administrator shall have the authority to restate the Directors Plan as amended hereby and submit the same for filing with the Securities and Exchange Commission. The restated Directors Plan shall be entitled the "Amended and Restated Outside Directors Stock Option Plan."

       11.    EFFECTIVE DATE.   This Amendment is effective as of the date
hereof, which is the date adopted by the Board, but no grant made hereunder shall be effective until this Amendment is ratified by the Company's shareholders.

       12. GOVERNING LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of Minnesota.

       IN WITNESS WHEREOF, this Amendment is adopted the day and year first above written.

                                       NORTHSTAR COMPUTER FORMS, INC.


                                       By:
                                          -------------------------------------

                                       Its:
                                           ------------------------------------

                         NORTHSTAR COMPUTERS FORMS, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  APRIL 8, 1999
                                      PROXY

The undersigned shareholder of Northstar Computers Forms, Inc. (the "Company") hereby constitutes and appoints either Roger T. Bredesen or Kenneth E. Overstreet, or both of them, his or her proxy, with full power of substitution, to attend the Annual Shareholders Meeting of the shareholders of the Company to be held on April 8, 1999, at 3:30 p.m., Central Time, at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota 55402, or at any and all adjournments thereof, and there to act for and to vote all stock of the undersigned, in the manner specified below, upon the following matters:

1. Election of six directors to serve until the next Annual Shareholders Meeting or until their successors are elected:

    Roger T. Bredesen, John G. Mutschler, J.S. Braun, Kenneth E. Overstreet,
                   Roy W. Terwilliger and Lester A. Wanninger

/ /  FOR all nominees listed above (except  / /  WITHHOLD AUTHORITY to vote for
     as indicated to the contrary below)         all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below.)

-------------------------------------------------------------------------------

2. Approval of the proposal to amend the Company's Outside Directors Stock Option Plan to permit the granting of additional options to directors and to add an additional 100,000 shares of Common Stock for issuance thereunder.

                       / /  FOR         / /   AGAINST        / /   ABSTAIN

3. Selection of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending October 31, 1999.

                       / /  FOR         / /   AGAINST        / /   ABSTAIN

4. In their discretion on any other matter that may properly come before the meeting or any adjournment or adjournments thereof.

PLEASE FILL IN, SIGN, AND DATE ON REVERSE SIDE AND MAIL IN THE ENCLOSED
ENVELOPE.

         THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF PROPOSALS 1, 2 AND 3 AND GRANT DISCRETIONARY AUTHORITY ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

         THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE COMPANY'S NOTICE OF ANNUAL SHAREHOLDERS MEETING TO BE HELD APRIL 8, 1999 AND PROXY STATEMENT.


                                    Dated:                    , 1999
                                           -------------------

                                    --------------------------------------------

                                    --------------------------------------------
                                    IMPORTANT: Signature(s) should correspond with the name appearing on the books of the Company. When signing in a fiduciary or representative capacity, give full title as such. When more than one owner, each should sign.